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                                                                  EXHIBIT 10.16

                        CONSULTING, LOAN REPAYMENT AND
                           NONCOMPETITION AGREEMENT

      Consulting, Loan Repayment and Noncompetition Agreement ("Agreement") dated as of August 13, 1997 between Richard S. Worth ("Consultant") and The Delicious Frookie Company, Inc., a Delaware corporation ("Company").

                                   RECITALS

      A. Consultant has been an executive officer and director of the Company and is familiar with all of its activities.

      B. Contemporaneously with the execution of this Agreement, Consultant is resigning all offices Consultant holds with the Company.

      C. The Company desires to retain Consultant as an independent contractor to render advice to the Company in connection with its business for one year.

      D. Consultant is willing to advise the Company on certain matters and provide the services set forth in this Agreement.

      E. The parties desire to provide for the repayment of certain obligations of the Consultant to the Company.

      F. The Company desires to prevent the Consultant from competing with the Company in the business of manufacturing, marketing and/or distributing cookies and/or crackers as described in Section 4 below.

      G. Contemporaneously with the execution of this Agreement,

            (a) the Consultant and/or Randye Worth is executing and depositing into escrow, pursuant to a Master Escrow Agreement dated as of August 13, 1997 by and among the Consultant, Randye Worth, Howard C. Miskin, William H. Bowser, the Company and Graubard Mollen & Miller, as escrow agent ("Master Escrow Agreement"), the following agreements:

                  (i) Common Stock and Option Purchase Agreement ("Stock and Option Agreement") among the Consultant, Randye Worth, each of the Investors listed on the signature page and Schedule A thereto ("Investors") and the Company;

                  (ii) Purchase Options ("Purchase Options") covering an aggregate of 1,000,000 shares of Common Stock of the Company owned beneficially or held of record by the Consultant and/or Randye Worth, between the Consultant and/or Randye Worth and certain of the Investors;

                  (iii) Asset Purchase Agreement ("Asset Purchase Agreement") between the Company and Consultant;
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                  (iv) Option Escrow Agreement ("Option Escrow Agreement") among the Consultant, Randye Worth, the Company, the holders of the Purchase Options and Graubard Mollen & Miller, as escrow agent;

                  (v) Voting Trust Agreement ("Voting Trust Agreement") among the Worths, Graubard Mollen & Miller, the Company and the Voting Trustee named therein; and

            (b) Howard C. Miskin and William H. Bowser are depositing into escrow pursuant to the Master Escrow Agreement their respective Director Resignations (as defined in the Stock and Option Agreement).

      IT IS AGREED:

      1. Engagement, Duties and Acceptance.

            1.1 The Company hereby retains Consultant as a consultant to the Company from the date hereof until the first anniversary of the closing contemplated by the Stock and Option Agreement ("Consulting Period") upon the terms and conditions hereinafter set forth.

            1.2 Consultant hereby agrees to provide consulting services to the Company in connection with the Company's business during the Consulting Period, including, but not limited to, (i) assistance in the formulation of products,
(ii) support of the Company's chief executive officer ("CEO") and board of directors ("Board") in connection with the transition to new management, (iii) assistance in the promotion of new brands or products through attendance at special events or trade meetings, and (iv) such other services as may be reasonably requested by the CEO or Board.

            1.3 Consultant shall render his services only upon specific request of the Company's CEO or Board for same, consistent with the type of services requested from a senior consultant to the Company.

            1.4 Consultant shall have no authority to commit or bind the Company under any oral or written agreement or contract without the prior written approval of the Company.

            1.5 Other than as specifically requested by the CEO or the Board, Consultant will not participate in the day-to-day operations of the Company, and Consultant may not discuss the Company or its business with anyone, including the Company's stockholders, officers or employees, and any analysts or other investment professionals, without the supervision or approval of the CEO, unless undertaken solely in furtherance of the performance of his specific duties under this Agreement. Any money damages recoverable by the Company for breach or violation by Consultant of this Section 1.5 during the Consulting Period shall be limited to $25,000 for each such breach or violation. The Consultant and the Company agree that it is impossible to determine with any reasonable accuracy the amount of prospective damages to Company upon breach or violation of this
Section 1.5.

            1.6 The Consultant acknowledges and agrees that the Company may require services of Consultant hereunder of up to 10 hours per week (including travel time away from the city in which the Consultant maintains his office in Florida) and agrees to make himself available to provide such services. The Company and Consultant acknowledge and agree that the


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services to be provided hereunder shall require performance primarily in the city in which Consultant maintains his office in Florida, although it is anticipated that Consultant's services may require infrequent travel, including multiple-day stays, to other locations.

      2. Compensation.

            2.1 As full compensation during the term of this Agreement for all Consultant's services to be rendered hereunder, the Company agrees to pay to Consultant an amount equal to $111,345 per annum, $100,000 of which shall be paid in equal monthly installments and $11,345 of which shall be credited towards repayment of the Loan (as hereinafter defined) after each year of service under this Agreement.

            2.2 The Company shall provide Consultant with medical and hospitalization insurance coverage during the term of this Agreement to the same extent as it provides for its executive employees.

            2.3 The Company shall provide Consultant with an automobile allowance of up to $7,300 per year for three years from the date of this Agreement, which allowance shall be payable on a monthly basis. Consultant agrees that within 60 days of the date of this Agreement the present lease on the automobile leased by the Company for Consultant's use shall be transferred to Consultant or terminated.

            2.4 The Company shall pay Consultant a non-accountable expense allowance of $70,000 per year, for three years from the date of this Agreement, to cover expenses incurred in maintaining an office (which shall not be an office of the Company) in Florida; provided that the Consultant shall not incur any expenses in the name of the Company.

            2.5 The Company shall pay or reimburse Consultant for all valid business expenses (including travel and entertainment) reasonably incurred by Consultant in the conduct of his duties hereunder during the Consulting Period upon presentation of appropriate receipts and expense reports detailing the amounts and purposes of any expenditures. No expenditure or series of similar expenditures in excess of $500 shall be incurred by Consultant without the prior consent of the CEO or the Board, and the Consultant shall not incur any expenditures in the name of the Company.

      3. Term and Termination.

            3.1 The term of this Agreement shall commence on the date hereof and shall continue until August 13, 2002 ("Expiration Date"), unless sooner terminated as herein provided.

            3.2 This Agreement shall terminate immediately if, after the date hereof, Consultant is reappointed or reelected to the Company's board of directors and is reappointed or reelected an executive officer of the Company.

            3.3 Provided that the insurance policy described in this Section 3.2 is in effect, if Consultant dies during the term of this Agreement the Company shall have no further obligation to make any payments under Section 2 of this Agreement, except that the Company shall pay to the legal representative of Consultant's estate all monies due hereunder up to the date of his death (less all amounts to be credited towards repayment of the Loan). For the term of this


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Agreement, the Company shall pay the premiums for a term life insurance policy on the life of the Consultant, which shall provide for a benefit equal to the remaining payments due under this Agreement at the time of Consultant's death (except for the payments described in Sections 2.3 and 2.4 of this Agreement) net of all amounts due to the Company in accordance with Section 7 hereof, and which shall be payable to the beneficiaries named by Consultant on such policy. Consultant agrees to comply with all reasonable requests of the Company and its representatives in order to enable the Company to obtain such policy.

            3.4 The Company, by notice to Consultant, may terminate this Agreement for proper cause. As used herein, "proper cause" shall mean that Consultant has:

                  (a) during the Consulting Period, continually refused or
            failed to carry out specific reasonable directions of the CEO or Board, or refused or failed to perform a material part of his duties hereunder, which refusal or failure has not been corrected within 30 days after notice has been given to Consultant specifying such refusal or failure;

                  (b) committed a material breach of any of the provisions of this Agreement or of the Stock and Option Agreement, Purchase Options, Asset Purchase Agreement, Option Escrow Agreement or Voting Trust Agreement, which breach has not been corrected within 30 days after notice has been given to Consultant specifying such breach;

                  (c) acted fraudulently or dishonestly in his relations with the Company;

                  (d) during the Consulting Period, committed larceny,
            embezzlement, conversion or any act involving the misappropriation of funds in the course of his engagement hereunder; or

                  (e) been convicted of or plead nolo contendere to any crime constituting a felony in the jurisdiction in which the act constituting the crime occurred, constituting an alleged civil charge of sexual harassment which has caused monetary harm to the Company or which could tend to injure the reputation of the Company or expose it to unfavorable publicity, or involving an act of moral turpitude, but only if the act constituting such crime, sexual harassment or act of moral turpitude occurred during the Consulting Period.

            3.5 During the Consulting Period the Company may, by notice to Consultant, terminate this Agreement if Consultant shall, because of illness or incapacity, fail to render services requested by the CEO or the Board of the character contemplated by this Agreement for 90 successive days or for shorter periods aggregating 180 days or more. Notwithstanding such termination, the Company shall pay to Consultant all monies due hereunder up to the date of such notice of termination (less all amounts to be credited towards repayment of the Loan).


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      4. Protection of Confidential Information; Non-Competition.

            4.1 Consultant acknowledges that:

                  (a) As a result of his prior employment by the Company and his engagement as a Consultant to the Company, Consultant has obtained and will obtain secret and confidential information concerning the business of the Company and its affiliates, including, without limitation, the identity of customers and sources of supply, their needs and requirements, the nature and extent of contracts with them, and related cost, price and sales information.

                  (b) The Company and its affiliates will suffer substantial damage which will be difficult to compute if, during the term of this Agreement or thereafter, Consultant should enter a competitive business or should divulge secret and confidential information relating to the business of the Company heretofore or hereafter acquired by him in the course of his engagement as a consultant to the Company.

                  (c) The provisions of this Agreement are reasonable and
            necessary for the protection of the business of the Company and its affiliates.

            4.2 Consultant agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person, firm or corporation any information obtained or learned by him during the course of his engagement as a consultant to the Company, or prior to the commencement thereof in the course of his employment with the Company, with regard to the operational, financial, business or other affairs of the Company or its affiliates, their officers and directors, including, without limitation, trade "know how," secrets, customer lists, sources of supply, pricing policies, operational methods or technical processes, except (i) in the course of performing his duties hereunder and with the express written consent of the CEO or the Board; (ii) to the extent that any such information is in the public domain other than as a result of Consultant's breach of any of his obligations hereunder; or (iii) where required to be disclosed by court order, subpoena or other government process. In the event that Consultant shall be required to make disclosure pursuant to the provisions of clause (iii) of the preceding sentence, Consultant promptly, but in no event more than 48 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by cablegram, confirmed by mail, the Company and, at the Company's expense, Consultant shall: (a) take all reasonably necessary steps requested by the Company to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

            4.3 Consultant agrees that he will not at any time, either during the term of this Agreement or thereafter, use the trademarks "Frookie" or "Delicious" or the term "The Good For You," or any logo using such trademarks or term, with reference to any edible product for any purpose except in the course of performing his duties hereunder and with the express written consent of the CEO or the Board.

            4.4 Upon termination of this Agreement, or at any time the Company may so request, Consultant will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the


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business of the Company and its affiliates and all property associated therewith, which he may then possess or have under his control.

            4.5 In connection with and consideration for the transactions contemplated by this Agreement and the Stock and Option Agreement, the Purchase Options and the Asset Purchase Agreement, Consultant agrees that, until August 13, 2002, Consultant shall not, without the prior written permission of the Company, in the United States, its territories and possessions, or any other countries where the Company currently or at termination of this Agreement sells its products, directly or indirectly, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any Competitive Business (as defined in Section 6); (ii) engage in any Competitive Business for his own account; (iii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) solicit the employment or retention by any Competitive Business of any person who was employed or retained by the Company or any of its affiliates while Consultant was employed by, or serving as a consultant to, the Company; or (v) solicit, interfere with, or endeavor to entice away from the Company or any of its affiliates any of its or their customers or sources of supply. However, nothing in this Agreement shall preclude Consultant from investing his personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in a public over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than 5% of the publicly-traded equity securities of such competitor.

            4.6 If Consultant commits a breach, or threatens to commit a breach, of any of the provisions of this Section 4, the Company shall have the right and remedy:

                  (a) to have the provisions of this Agreement specifically
            enforced by any court having equity jurisdiction, it being acknowledged and agreed by Consultant that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

                  (b) to require Consultant to account for and pay over to the
            Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by Consultant as the result of any transactions constituting a breach of any of the provisions of Sections 4.2 or 4.5, and Consultant hereby agrees to account for and pay over such Benefits to the Company.

Each of the rights and remedies enumerated in this Section 4.6 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

            4.7 If Consultant shall violate any covenant contained in Section 4.5, the duration of such covenant so violated shall be extended automatically for a period of 2 years from the date on which Consultant permanently ceases such violation or for a period of two years from the date of the entry by a court of competent jurisdiction of a final order or judgment enforcing such covenant, whichever period is later.


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            4.8 If any provision of this Section 4 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

      5. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, the making, interpretation or the breach thereof, other than a claim solely for injunctive relief for any alleged breach of the provisions of Section 4.2 or 4.5, as to which the parties shall have the right to apply for specific performance to any court having equity jurisdiction, shall be submitted to arbitration in New York City before a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and any party to the arbitration may, if he or it so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers of the arbitrators shall include, but not be limited to, the awarding of injunctive relief. The arbitrators shall include in any award in the prevailing party's favor the amount of his or its reasonable attorneys' fees and expenses and all other reasonable costs and expenses of the arbitration. In the event that the arbitrators do not rule in favor of the prevailing party in respect of all the claims alleged by such party, the arbitrators shall include in any award in favor of the prevailing party the amount of his or its reasonable attorneys' fees and other expenses and such other reasonable costs and expenses of the arbitration as they deem just and equitable under the circumstances. Except as provided above, each party shall bear his or its own attorneys' fees and expenses and the parties shall bear equally all other costs and expenses of the arbitration.

      6. Definitions. As used in this Agreement:

                  (a) "Affiliate" shall mean any entity that, directly or
            indirectly, is controlled by, controlling, or under common control with the Company.

                  (b) "Competitive Business" shall mean any business engaged in the manufacture, marketing and/or distribution of cookies and/or crackers.

      7. Loan. Consultant hereby acknowledges that he is indebted to the Company in the aggregate amount of $56,725.09 for monies advanced to Consultant by the Company prior to the date hereof and agrees that such Loan shall be fully repaid to the Company within five years from the date hereof as provided in Section 2.1 of this Agreement; provided, however, that upon termination of this Agreement for any reason other than pursuant to Section 3.2, the entire remaining principal amount of the Loan shall be forgiven and deemed to have been paid to Consultant as compensation, and the Company shall thereupon issue to Consultant a Form 1099 with respect to such compensation at the appropriate time.

      8. Miscellaneous Provisions.

            8.1 Any notice required or permitted under this Agreement shall be given in writing and shall either be delivered personally or sent by certified mail, return receipt requested, postage prepaid, or by Federal Express next business day service with signed receipt required, to the parties at their respective addresses set forth below, or to such other address as either shall have specified by notice in writing to the other, and shall be deemed duly given hereunder


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when so delivered. Any notice to Consultant shall be sent to him at 1497 Rail
Head Boulevard, Unit #2, Naples, Florida 74110-8444, and any notice to the Company shall be sent to the Company at 2720 River Road, Suite 126, Des Plaines, Illinois 60018, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, with copies to Steven Wolosky, Esq., Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022 and David Alan Miller, Esq., Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016-2097.

            8.2 This Agreement, together with the Stock and Option Agreement, Purchase Options, Asset Purchase Agreement, Option Escrow Agreement, Master Escrow Agreement, Voting Trust Agreement and Director Resignations, sets forth the entire agreement of the parties and is intended to supersede all prior negotiations, understandings and agreements with respect to the subject matter hereof. No provision of this Agreement may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof shall in no manner affect the right at a later time to enforce such provision.

            8.3 This Agreement and all amendments thereof shall, in all respects, be governed by and construed and enforced in accordance with the internal law of the State of New York without regard to principles of conflicts of laws.

            8.4 The article headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of any provision of this Agreement.

            8.5 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Consultant and shall inure to the benefit of and be binding upon Consultant and his legal representatives.


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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          CONSULTANT:


                                          /s/ Richard S. Worth
                                          -------------------------------------
                                          Richard S. Worth


                                          THE DELICIOUS FROOKIE COMPANY, INC.



                                          By: /s/ Jeffry Weiner
                                              ---------------------------------
                                              Name: JEFFRY WEINER
                                              Title: CHIEF FINANCIAL OFFICER